UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 23, 2024

ATLASSIAN CORPORATION
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-37651	88-3940934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
350 Bush Street, Floor 13
San Francisco, California 94104
(Address of principal executive offices and Zip Code)
(415) 701-1110
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	TEAM	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 23, 2024, the Board of Directors (the “Board”) of Atlassian Corporation (the “Company”) approved the appointment of Scott Belsky as a director of the Company, effective as of August 1, 2024 (the “Start Date”). In connection, the Board approved increasing the number of directors constituting the full Board from 10 to 11. Mr. Belsky will serve on the Compensation and Leadership Development Committee of the Board. Mr. Belsky is currently the Chief Strategy Officer and Executive Vice President, Design & Emerging Products of Adobe Inc. (“Adobe”).
Mr. Belsky will participate in the Company’s non-employee directors’ compensation arrangements. Under the terms of these arrangements, Mr. Belsky will receive a $55,000 retainer for annual service on the Board and an annual award of restricted stock units (“RSUs”) having a fair market value of $290,000 (the “Annual Grant”), in each case pro-rated for the year based on the time between the Start Date and the Company’s next annual meeting of stockholders. These RSUs will vest in full on the earlier of (i) the one-year anniversary of the grant date or (ii) the next annual meeting of stockholders, subject to continued service as a director through the applicable vesting date, unless the Compensation and Leadership Development Committee of the Board determines that circumstances warrant continuation of vesting. All RSUs granted to non-employee directors are subject to 100% accelerated vesting upon the sale of the Company.
There are no arrangements or understandings between Mr. Belsky and any other persons pursuant to which Mr. Belsky was named a director of the Company. The Company will also enter into its standard form of indemnification agreement with Mr. Belsky (in substantially the form filed with the Securities and Exchange Commission as Exhibit 10.2 to the Company’s Current Report on Form 8-K on October 3, 2022), which will require the Company to indemnify Mr. Belsky, to the fullest extent permitted under applicable law, for certain liabilities to which he may become subject to in the execution or discharge of his duties. There are no related party transactions between the Company and Mr. Belsky that would require disclosure under Item 404(a) of Regulation S-K. From time to time, the Company has entered into, and expects to enter into, ordinary course and arm’s-length commercial contracts with Adobe. Mr. Belsky does not have a direct or indirect material interest in these transactions. Any such future transactions are subject to the procedures of the Company’s related party transactions policy.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 24, 2024.
104.1	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATLASSIAN CORPORATION

Date:	July 24, 2024	By:	/s/ Stan Shepard
Stan Shepard
General Counsel